UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2016

B. Riley Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California 91367

(Address of principal executive offices and zip code)

(818) 884-3737

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 4, 2016, B. Riley Financial, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Unify Merger Sub, Inc. (“Merger Sub”) and United Online, Inc. (“United”), pursuant to which Merger Sub will merge with and into United (the “Merger”), with United as the surviving corporation.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of United common stock, par value $0.0001 per share (“United Common Stock”), excluding treasury shares, shares held by the Company or its subsidiaries (other than shares held for the benefit of customers or other third parties in the ordinary course of business, including shares held by investment funds) and dissenting shares, will be converted into the right to receive $11.00 in cash (the “Per Share Merger Consideration”). United will deposit cash held by it and its subsidiaries immediately prior to the Effective Time with the exchange agent to fund a portion of the merger consideration.

At the Effective Time, each outstanding option to acquire United Common Stock, whether vested or unvested, will be cancelled and will entitle the holder of such option to receive (without interest) an amount in cash, less applicable tax withholdings, equal to the product of (i) the number of shares of United Common Stock underlying such option and (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option. At the Effective Time, each outstanding award of restricted stock units under United’s stock plans (each, a “United RSU Award”) whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash less applicable tax withholdings, equal to the product of (a) the Per Share Merger Consideration, and (b) the number of shares of United Common Stock underlying such United RSU Award immediately prior to the Effective Time.

The Company and United have made customary representations, warranties and covenants in the Merger Agreement for a transaction of this nature. Subject to certain exceptions, the Company and United have agreed to use their respective commercially reasonable efforts to obtain necessary regulatory approvals and to do or cause to be done all things necessary, proper or advisable to cause the conditions to the Merger to be satisfied and to consummate the Merger. In addition, United has agreed, among other things, to covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) facilitating United’s stockholders’ consideration of, and voting upon, the adoption of the Merger Agreement and certain related matters, (iii) the recommendation by the board of directors of United (the “United Board”) in favor of the adoption by United’s stockholders of the Merger Agreement and certain related matters, (iv) consummating the sale of United’s Social Media segment and (v) non-solicitation obligations relating to alternative business combination transactions, subject to certain exceptions to allow the United Board to exercise its fiduciary duties as set forth in the Merger Agreement.

Consummation of the Merger is subject to certain closing conditions, including: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of United Common Stock as of the applicable record date and (ii) the absence of any law or order prohibiting the Merger or the other transactions contemplated by the Merger Agreement or related agreements. The obligation of each party to consummate the Merger is also conditioned upon the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and the other party’s performance in all material respects of its obligations contained in the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and United, including if (i) the consummation of the Merger is legally prohibited or enjoined, (ii) the Merger is not consummated by September 30, 2016, (iii) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied or (iv) the approval of United’s stockholders is not obtained. Subject to certain conditions, United may terminate the Merger Agreement prior to stockholder approval of the Merger to enter into a transaction which constitutes a superior proposal. Upon termination of the Merger Agreement under specified circumstances, United may be required to pay the Company a termination fee of $2,652,000.

Voting Agreements

On May 4, 2016, each of the directors of United who hold shares of United Common Stock entered into voting agreements with the Company with respect to shares of United Common Stock held by each director, and the Company and Bryant R. Riley entered into a voting agreement with United with respect to shares of United Common Stock held by the Company and Mr. Riley (collectively, the “Voting Agreements”) on substantially the same terms, as described below.

The Voting Agreements generally require each stockholder party thereto, in his, her or its capacity as a stockholder of United (the “Stockholder”) to vote all of the shares of Common Stock over which such Stockholder has voting control in favor of adoption of the Merger Agreement and certain related matters and against alternative transactions and generally prohibit them from transferring their shares of Common Stock, subject to certain exceptions. The Voting Agreements will terminate in certain circumstances, including upon the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

Pursuant to the Voting Agreements, each Stockholder appointed a proxy, for and in such Stockholder’s name, to be counted as present, vote, express consent or dissent with respect to the shares of United Common Stock owned of record or beneficially by such Stockholder in accordance with the terms of the Voting Agreement. Such proxy may not be revoked until the termination of the Voting Agreement.

The foregoing descriptions of the Merger Agreement and the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the respective agreements attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, which are incorporated by reference herein.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and securityholders with information regarding the terms of the Merger Agreement. The Merger Agreement and the above description are not intended to provide any other factual information about the Company, United, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them rather than establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, United or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or United. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company or United and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the United States Securities and Exchange Commission (the “SEC”).

Item 8.01	Other Events

On May 4, 2016, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference, and the Company issued a press release announcing the launch of an underwritten public offering of its common stock, a copy of which is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 4, 2016, by and among B. Riley Financial, Inc., Unify Merger Sub, Inc., and United Online, Inc.*

99.1	Form of Voting Agreement, dated May 4, 2016, by and between B. Riley Financial, Inc. and certain stockholders of United Online, Inc.

99.2	Form of Voting Agreement, dated May 4, 2016, by and among United Online, Inc., on the one hand, and B. Riley Financial, Inc. and Bryant R. Riley, in their capacity as stockholders of United Online, Inc.

99.3	Press Release: “B. Riley Financial to Acquire United Online for $11.00 per share, Announces Equity Offering and Earnings Guidance,” dated May 4, 2016.

99.4	Press Release: “B. Riley Financial Announces Proposed Public Offering of Common Stock,” dated May 4, 2016.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements

Statements in this communication that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, the Company’s business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date on which they are made. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors set forth in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Risk factors that could cause actual results to differ from those contained in the forward-looking statements include but are not limited to risks related to: the ability to complete the proposed acquisition, including obtaining the approval of United’s stockholders; the ability to achieve expected cost savings or other acquisition benefits, in each case within expected time frames or at all; volatility in the Company’s revenues and results of operations; changing conditions in the financial markets; the Company’s ability to generate sufficient revenues to achieve and maintain profitability; the short term nature of the Company’s engagements; the accuracy of the Company’s estimates and valuations of inventory or assets in “guarantee” based engagements; competition in the asset management business; potential losses related to the Company’s auction or liquidation engagements; the Company’s dependence on communications, information and other systems and third parties; potential losses related to purchase transactions in the Company’s auction and liquidations business; the potential loss of financial institution clients; potential losses from or illiquidity of the Company’s proprietary investments; changing economic and market conditions; potential liability and harm to the Company’s reputation if the Company were to provide an inaccurate appraisal or valuation; potential mark-downs in inventory in connection with purchase transactions; failure to successfully compete in any of the Company’s segments; loss of key personnel; the Company’s ability to borrow under the Company’s credit facilities as necessary; failure to comply with the terms of the Company’s credit agreements; and the Company’s ability to meet future capital requirements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and Chief Operating Officer

Date: May 5, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 4, 2016, by and among B. Riley Financial, Inc., Unify Merger Sub, Inc., and United Online, Inc.*

99.1	Form of Voting Agreement, dated May 4, 2016, by and between B. Riley Financial, Inc. and certain stockholders of United Online, Inc.

99.2	Form of Voting Agreement, dated May 4, 2016, by and among United Online, Inc., on the one hand, and B. Riley Financial, Inc. and Bryant R. Riley, in their capacity as stockholders of United Online, Inc.

99.3	Press Release: “B. Riley Financial to Acquire United Online for $11.00 per share, Announces Equity Offering and Earnings Guidance,” dated May 4, 2016.

99.4	Press Release: “B. Riley Financial Announces Proposed Public Offering of Common Stock,” dated May 4, 2016.